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Exhibit 99.1

FOR IMMEDIATE RELEASE

I-Link Completes Sale of Operations of I-Link Communications Inc.

Retains VoIP Technology and Patents

Will Focus on Acceris Communications Partners, Solutions and Technologies Strategic Business Units

        SAN DIEGO, CA, May 1, 2003—I-Link Incorporated ("I-Link", OTC-Electronic Bulletin Board: ILNK) today announced that it has completed the previously announced sale of substantially all of the assets of I-Link Communications Inc. ("ILC"), a wholly-owned subsidiary of I-Link, to Buyers United, Inc. ("BUI", OTC Bulletin Board: BYRS). I-Link has retained the ownership of its core voice-over-IP ("VoIP") technology and patents. The sale does not include I-Link's wholly-owned subsidiary, WorldxChange Corp.

        BUI is acquiring the physical assets, and certain related liabilities, required to operate I-Link's nationwide network using its patented VoIP technology (constituting the core business of ILC) and ILC's customer base. As part of the transaction, a significant portion of the purchase price was allocated to BUI's acquisition of a perpetual license to use I-Link's proprietary software platform and to use I-Link's VoIP patent. The sale price consists of $3 million of convertible preferred shares of BUI, which, subject to adjustment in certain circumstances, are convertible into 1.5mm common shares, or approximately a 12% ownership position in BUI (diluted, after conversion).

        The sale of the ILC network and assets has significantly reduced I-Link's operational, personnel and overhead costs, transforming I-Link into an organization with a focused strategy that is cash-flow positive. In addition, I-Link, by retaining ownership of its proprietary technology and patents, will be in a position to realize on their intrinsic value.

        In addition to BUI, I-Link is exploring opportunities to license its proprietary technology through a new subsidiary, Acceris Communications Technologies Inc. Through this new subsidiary, I-Link is offering its unique and proven network convergence solution to interexchange carriers, CLECs and system integrators.

        I-Link's principal operations today are conducted through WorldxChange Corp. whose Acceris Communications Partners division provides discounted long distance services to both residential and small business customers, primarily through multi-level marketing and commercial agent programs. In addition, WorldxChange's Acceris Communications Solutions division offers voice services and fully-integrated, fully- managed data services to enterprise customers.

        Allan Silber, Chairman, President and CEO of I-Link and Counsel Corporation, I-Link's parent, said, "The completion of this sale represents a turning point for the Company. I-Link is now positioned to be an operating company with positive earnings and cash flow. As well, our shareholders will benefit from the Company's existing technology and patents and the licensing opportunities that they provide."

About I-Link Incorporated

        I-Link Incorporated (OTC-Electronic Bulletin Board: ILNK) has developed a proprietary, software-defined communications platform that unites traditional telecommunications capabilities with data Internet Protocol (IP) systems to converge telecommunications, wireless, paging, voice-over-IP (VoIP) and Internet technologies. I-Link conducts its principal operations through three strategic business units: Acceris Communications Partners (www.accerispartners.com) and Acceris Communications Solutions (www.accerissolutions.com) and Acceris Communications Technologies (www.acceristechnologies.com). For further information, visit I-Link's website at www.i-link.com.

About Counsel Corporation

        Headquartered in Toronto, Ontario, Counsel Corporation (TSX: CXS / NASDAQ: CXSN) is a diversified company focused on acquiring and building businesses using its financial and operational expertise in two specific sectors: communications and real estate. Counsel's communications platform is focused on building upon its existing communications businesses through organic growth and by acquiring substantial additional customer revenues. Counsel's real estate platform has a focused strategy of investing in and developing income producing commercial properties, primarily retail shopping centers. For further information, visit Counsel's website at www.counselcorp.com.

Forward-Looking Statements

        The statements made in this release that are not historical facts contain forward-looking information that involves risks and uncertainties. All statements, other than statements of historical facts, which address I-Link's, and Counsel Corporation's expectations, should be considered as forward-looking statements. Such statements are based on knowledge of the environment in which they currently operate, but because of the factors herein listed, as well as other factors beyond their control, actual results may differ materially from the expectations expressed in the forward-looking statements. Important factors that may cause actual results to differ from anticipated results include, but are not limited to, obtaining necessary approvals and other risks detailed from time to time in the Companies' securities and other regulatory filings.

Contact:	Stephen Weintraub, Senior VP & Secretary
	416-866-3058	saw@counselcorp.com

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I-Link Completes Sale of Operations of I-Link Communications Inc.